Exhibit 99.1

GTY TECHNOLOGY HOLDINGS ANNOUNCES Q1 2019 RESULTS

•	Initial Business Combination closed on February 19, 2019
•	Hired two new senior executives, including EVP of Sales, to drive sales channel growth and cross-selling opportunities

(Austin, Texas, May 13, 2019) – GTY Technology Holdings Inc. (Nasdaq: GTYH) (“GTY”), a leading vertical SaaS/Cloud solution for the public sector, announced before market today its Q1 2019 results. This is the first quarter of significant operations for the company with GTY closing its previously announced business combination and acquisition of 6 best-in-class software solutions to serve the highly fragmented and underpenetrated state & local government market. The business combination was consummated on February 19, 2019.

After the closing of the business combination, Stephen Rohleder, a GTY Director and the former Accenture COO and Group CEO for Health and Public Service Operating Group, became Chairman and CEO of the new entity. “I am exceptionally honored to be leading GTY and am excited about the growth prospect of our Business Units,” said Rohleder. “We have been focusing on rounding out our leadership team and assembling the key foundational framework for our world-class platform. I would like to thank our Business Units CEOs and Business partners for all their hard work to close these transactions. We have spent a significant amount of time with our CEOs to help facilitate the deal, shifting the timing of our plan out several months. We are now well-positioned to deliver on our growth trajectory.”

Revenue growth was 17% over the prior year period on a GAAP basis. Non-GAAP pro forma as adjusted revenue growth, which assumes the business combination and other related transactions had taken place on January 1, 2018 and excludes the impact of purchase accounting, was 30% over the prior year period. “We continue to see the exceptionally strong expansion of the Public Sector SaaS market,” said Rohleder. “As an example, 76% of Public Sector CIOs favor movement to a SaaS model to modernize their legacy systems. With strong organic revenue growth, we expect our growth rates, in both Revenue and ARR, to accelerate significantly across our Business Units, especially in the 2nd half of the year.”

GTY was formed in November 2016 as a Special Purpose Acquisition Company by William D. Green, Joseph M. Tucci and Harry L. You with the mandate to seek out the most compelling technology solutions in a hyper-growth market. “We are especially grateful to our shareholders whose participation and underlying belief in the company will allow us to execute our thesis of scaling a vertical-SaaS solution for the North American state & local government market,” said the Sponsors. “Having hired a talented team to affect our vision, we wanted to highlight that compensation plans are aligned with shareholders’ interests and driven by management’s ability to execute on our plan provided in our proxy statement. With Joe serving as Lead Director, Bill as a Director, and Harry maintaining his role as President and CFO, as well as a Director, we will all continue to be active in GTY’s operations and offer our full support to the Business Units.”

“We are also pleased to announce that John Albanese and Alpa Fedor will be joining us as EVP of Sales and General Counsel, respectively,” said Rohleder. “John will work with me to grow our sales organization across all platforms, implement the cross-selling initiative, and drive new channel relationships and key alliances. From his time at EMC, he has a history of leading and building a well-trained salesforce and will no doubt be a significant contributor to both short and long-term revenue milestones.”

The company will plan to have an Analyst call after Q2 Earnings which will serve as the first full quarter of GTY operating the Business Units. The company intends to file a registration statement on Form S-1 to register the resale of shares purchased in the previously announced PIPE transaction that occurred in connection with the business combination. In addition, the company intends to file a registration statement on Form S-8 registering restricted stock units issuable to employees under its equity incentive plan.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of our securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About GTY Technology Holdings Inc. (f/k/a GTY Govtech, Inc.)

GTY Technology Holdings Inc. is a leading public sector SaaS company which offers a cloud-based suite of solutions for North American state and local governments. For more information, please visit www.gtytechnology.com.  The following is a brief description of each of GTY’s Business Units.

About Bonfire

Bonfire, a leader in strategic sourcing and procurement technology, empowers organizations to make the right purchasing decisions. With tools to support the entire vendor lifecycle (sourcing, contract management, and vendor performance), Bonfire goes beyond traditional mechanics to make complex decision making easy. Bonfire works the way you do on a single cloud platform designed to unite stakeholders, absorb compliance requirements, and facilitate advanced evaluation techniques. The combination of flexible technology with world-class customer service makes Bonfire the solution of choice for both public and private sector organizations of all sizes around the globe. Bonfire was named as a 2018 Gartner Cool Vendor and proudly reports a client retention rate greater than 96 percent.

About CityBase

CityBase gives people and businesses an intuitive way to interact with utilities and government agencies. CityBase’s technology dramatically improves constituent services through payment solutions, digital services and API development for cities, states and utilities.

About eCivis

Since 2000, eCivis has been the most trusted and widely used SaaS grant management system by state, local and tribal governments. eCivis helps thousands of government agencies maximize their grant revenues, track their financial and program performance, prepare cost allocation plans and budgets, and access free open data tools to make sense of Federal data.

About Open Counter

Open Counter builds user-friendly software to guide applicants through complex permitting and licensing procedures, guiding applicants through the process by estimating the total fees and requirements for the project, and allowing applicants to apply and pay for permits online.

About Questica

Questica’s budget preparation and management software suite – Questica Budget – Integrates with more than 25 financial systems and other systems. This ensures organizations can access all the information they need to develop, track, monitor and adjust their budgets, plus report out to stakeholders when and to who they need to. Questica Budget Suite’s Operating, Salary, Capital and Performance modules ensure public sector organizations have a clear view into their budgets, forecasts and expenditures, thus enabling those organizations to deliver on their financial and non-financial strategic objectives. Additionally, Questica’s easy-to-use OpenBook transparency and data visualization software can be used to share an organization’s financial and non-financial information with both its internal and external stakeholders.

About Sherpa

Sherpa is a provider of public sector budgeting software and consulting services. Sherpa’s highly-configurable software enables rapid and collaborative implementations. Clients have benefitted from a unique deployment model, staffing projects with consultants averaging 20 years of experience and having one project team from sales through implementation to post-implementation support.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The company’s actual results may differ from its expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the company’s expectations with respect to future performance and anticipated impacts of the business combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the risk that the business combination disrupts current plans and operations; (2) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the company to grow and manage growth profitably and retain its key employees; (3) costs related to the business combination; (4) the outcome of the New York and California lawsuits among the company, OpenGov, Inc. and the other parties thereto, as well as any other legal proceedings that may be instituted against the company in connection with the business combination; (5) the inability to maintain the listing of the company’s common stock on The Nasdaq Stock Market; (6) changes in applicable laws or regulations; (7) the possibility that the company may be adversely affected by other economic, business, and/or competitive factors; (8) any government shutdown which impacts the ability of the company’s customers to purchase its products and services; and (9) other risks and uncertainties included in the company’s Annual Report on Form 10-K for the year ended December 31, 2018, including those under “Risk Factors” therein, and in the company’s other filings with the SEC. We caution you that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. We do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based.

Presentation of Predecessor and Successor Financial Results

As a result of the business combination, GTY is the acquirer for accounting purposes and Bonfire, CityBase, eCivis, Open Counter, Questica, and Sherpa are the acquirees and accounting predecessor. The Company’s financial statement presentation distinguishes the Company’s presentations into two distinct periods, the period up to the closing date (labeled “Predecessor”) and the period including and after that date (labeled “Successor”). The merger was accounted for as a business combination using the acquisition method of accounting, and the Successor financial statements reflect a new basis of accounting that is based on the fair value of the net assets acquired.

Use of Non-GAAP Revenues

To supplement its condensed consolidated financial statements, which are prepared in accordance with U.S. generally accepted accounting principles, or GAAP, GTY has provided in this release a financial measure that has not been prepared in accordance with GAAP: non-GAAP revenues.

GTY’s managements uses non-GAAP revenues internally in analyzing its financial results and believes this metric is useful to investors, as a supplement to the corresponding GAAP measure, in evaluating GTY’s ongoing operational performance and trends. However, it is important to note that particular items GTY excludes from, or includes in, its non-GAAP revenue may differ from the items excluded from, or included in, similar non-GAAP revenue used by other companies in the same industry. Non-GAAP revenue should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of non-GAAP revenue to revenue. A reconciliation of non-GAAP revenue has been provided.

Non-GAAP revenues are defined as GAAP revenues adjusted for the impact of purchase accounting resulting from its business combination. As the business combination occurred on February 19, 2019, GTY believes reviewing the operating results for the three months ended March 31, 2019 by combining the revenue of the Predecessor period from January 01, 2019 – February 18, 2019 and the Successor period from February 19, 2019 – March 31, 2019 (“S/P Combined 2019”) is more useful in discussing the overall operating performance when compared to the same period in the prior year.

Below is a reconciliation of non-GAAP pro forma as adjusted revenues to pro forma revenues.

	Three Months Ended March 31,
	S/P Combined 2019	2018	YoY %
Pro forma Revenues	$7,962	$6,790	17%
Purchase accounting adjustment to revenue	872	-
Non-GAAP Pro forma as Adjusted Revenues	$8,834	$6,790	30%

Company Contacts:

Carter Glatt

Senior Vice President, Corporate Development, GTY

carter@gtytechnology.com

(702) 945-2898